NEWS RELEASE
For more information, contact:
Bradley T. Howes
Investor Relations Officer
(248) 312-2000

Flagstar Reaches Settlement with Fannie Mae
over Mortgage Repurchase Obligations

Agreement represents important step toward resolution of legacy issues

TROY, Mich., November 6, 2013 -- Flagstar Bancorp, Inc. (NYSE: FBC) ("Flagstar" or the "Company"), the holding company for Flagstar Bank, FSB (the "Bank"), today announced that the Bank has entered into an agreement with Fannie Mae to resolve repurchase requests and obligations associated with loans originated between January 1, 2000 and December 31, 2008, for a total resolution amount of $121.5 million. After paid claim credits and other adjustments, the Bank will pay $93.5 million to Fannie Mae.

At September 30, 2013, Flagstar's total representation and warranty reserve was $174.0 million and the amount of the reserve specific to the loans covered by the agreement was sufficient to cover the payment amount.

The agreement covers the bulk of the loans originated between January 1, 2000 and December 31, 2008 and sold to Fannie Mae, regardless of whether Fannie Mae has made a repurchase demand on any particular loan to date.

"This agreement represents another significant milestone in Flagstar’s resolution of legacy issues," said Alessandro (Sandro) DiNello, Flagstar’s President and Chief Executive Officer. "We remain dedicated to providing high quality products and services to our customers while further reducing risk and improving performance. We are confident that we are taking the right steps to deliver improved financial results and shareholder returns."

About Flagstar

Flagstar is a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $11.8 billion in total assets at September 30, 2013, Flagstar is the largest bank headquartered in Michigan. Flagstar operates 111 banking centers, all of which are located in Michigan, and 45 home lending centers located in 19 states, which primarily originate one-to-four family residential first mortgage loans. Originating loans nationwide, Flagstar is one of the leading originators of residential first mortgage loans. For more information, please visit flagstar.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as "anticipates," "intends," "plans," "seeks," "believes," "expects", "estimates," and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company's current expectations, plans or forecasts of its core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company's business plan and growth strategies, the suspension of dividend payments on preferred stock, the deferral of interest payment on trust preferred securities, the result of improvements to the Company's servicing processes, the Company's strategy for outsourcing its non-core default servicing business and other similar matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, we cannot give you any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. We caution you not to place undue reliance on any forward-looking statement and to consider all of the following uncertainties and risks, as well as those more fully discussed in the Company's filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Form 10-K and Forms 10-Q: volatile interest rates that impact, among other things, the mortgage banking business, our ability to originate loans and sell assets at a profit, prepayment speeds and our cost of funds; changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios; actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures; uncertainty regarding pending and threatened litigation; our ability to control credit related costs and forecast the adequacy of reserves; the imposition of regulatory enforcement actions against us; our compliance with the Supervisory Agreement with the Board of Governors of the Federal Reserve System and the Consent Order with the Office of the Comptroller of the Currency. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.